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EXHIBIT 99.1

Arthur Andersen & Co. Letterhead

Arthur Andersen & Co.
Chartered Accountants

Suite 2000
401 West Georgia Street
Vancouver BC V6B 5A1
604 688 8111
604 688 5205 Fax

March 30, 1998

Mr. Jim Wood
Chief Financial Officer
Royal Oak Mines Inc.
5501 Lakeview Drive
Kirkland, WA 98033

Dear Jim:

Re:  Form 10-K for Year Ended December 31, 1997

We are writing to you in connection with the Company's filing of Form 10-K for the year ended December 31, 1997.

The Company is in the process of completing (but has not yet completed) a crucial refinancing which has substantial impact on the presentation of the Company's financial statements as of December 31, 1997. Accordingly, we are not presently in a position to express an opinion on the Company's financial statements as of December 31, 1997.

This letter is restricted to use in connection with the Company's notification of the SEC of its inability to timely file its Form 10-K.

Yours very truly,

Arthur Andersen & Co.

By:  /s/Olin Anton
     -------------
     Olin Anton